Exhibit 10.16

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”)  entered into as of April 22, 2020 to be effective as of May 1, 2020 (the “Effective Date”), is by and among LF3 SOUTHAVEN, LLC, a Delaware limited liability company, and LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company (individually and/or collectively, as the context may require, the “Borrower”),  COREY R. MAPLE (the “Guarantor” and, together with Borrower, each, an “Obligor” and collectively, the “Obligors”)  and WELLS FARGO BANK, NATIONAL ASSOCIATION, as lender (the “Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender are parties to that certain Loan Agreement dated as of February 21, 2020 (as may be or as may have been amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Loan Agreement”);

WHEREAS, Borrower executed and delivered to the Lender that certain Term Loan Note dated as of February 21, 2020  (the “Note”);

WHEREAS, the Guarantor executed a Guaranty dated as of February 21, 2020 (the “Guaranty”), to secure the liabilities and obligations of the Borrower under the Loan Agreement;

WHEREAS, Borrower will not make interest payments that will become due and payable during the Forbearance Period (that being the payments due on May 1, 2020, June 1, 2020 and July 1, 2020) which constitute Events of Default under Section 6.1(a) of the Loan Agreement (collectively, the “Projected Events of Default”);

WHEREAS,  Borrower has requested that the Lender agree to forbear from exercising its remedies with respect to the Projected Events of Default and to temporarily modify certain terms of the Loan Agreement,  and the Lender, subject to the terms and conditions contained herein, has agreed to such forbearance and such temporary modifications, to be effective as of the Effective Date (unless otherwise expressly provided herein);

WHEREAS, Guarantor desires to reaffirm the terms of its Guaranty as a condition precedent to this Agreement becoming effective; and

WHEREAS,  the Obligors and the Lender each acknowledge that the terms of this Agreement reflect the parties’ forbearance and constitutes  a modification to, and not a novation or extinguishment of, the Loan Agreement and the other Loan Documents and except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed.

AGREEMENT:

For and in consideration of the mutual covenants and the fulfillment of the conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Recitals.  The foregoing recitals are confirmed by the Obligors and the Lender as true and correct and are incorporated herein by reference.  The recitals are a substantive, contractual part of this Agreement.

2.            Definitions.  Capitalized terms appearing herein and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement or the Note, as the context requires, unless the context hereof shall otherwise require or provide.

3.            Forbearance.  Unless the Forbearance Period is sooner terminated as provided in Section 3(e) below,  the Lender hereby agrees to forbear from the exercise of any of its remedies under the Loan

Obligor Name:  LF3 Southaven, LLC

Obligor No.:  5470690130

Agreement,  the other Loan Documents and/or applicable law in connection with the Projected Events of Default for a period (the “Forbearance Period”) beginning effective as of the Effective Date through and including July 31¸ 2020 (the “Forbearance Termination Date”), subject to the terms and conditions set forth herein.

(a)          Nature of Forbearance; Limited to Projected Events of Default.  The forbearance shall be limited solely to the exercise of remedies arising under the Loan Documents, applicable law,  or otherwise as a result of the Projected Events of Default, and the Lender shall not be deemed to have waived the Projected Events of Default or any remedies it may have with respect to any other existing breach or Default occurring thereunder during the Forbearance Period, or any breach of this Agreement.

(b)          No Default.  During the Forbearance Period, there shall occur no Default under any Loan Document or this Agreement other than the Projected Events of Default, nor shall there be a breach or failure of any warranty, representation or covenant as described in this Agreement.

(c)          Agreement in the Nature of Forbearance Only; Reservation of Rights.  The Obligors hereby acknowledge that the Lender’s obligations under this Agreement are in the nature of a conditional forbearance only, and that the Lender has not made any agreement or commitment to modify or extend the Loan Documents beyond the Forbearance Period, and that, upon the termination of the Forbearance Period, the Lender shall have the immediate right to exercise all remedies under the Loan Documents.  In accordance with the terms of this Agreement,  the Lender hereby reserves all rights and remedies available to it.

(d)          Termination of the Forbearance Period.  The Forbearance Period shall end on the first to occur of the following:

(i)           End of Forbearance Period.  The occurrence of the Forbearance Termination Date.

(ii)          Breach.  A breach by any Obligor of any of the conditions, covenants, agreements, terms, representations and/or warranties set forth in this Agreement.

(iii)         Other Default.  The occurrence of any Default under the Loan Documents other than the Projected Events of Default.

Borrower shall provide written notice to the Lender promptly upon the occurrence of any event or circumstance described in clauses (ii) or (iii) above, including any event or circumstance that may constitute or become a breach or Default.

4.            Reaffirmation of Article IV Affirmative Covenants of the Loan Agreement.  The Borrower hereby expressly reaffirms, agrees and covenants to comply during the Forbearance Period with all of the terms and provisions of Article IV of the Loan Agreement, except to the extent expressly permitted otherwise herein.

5.            Modification to Exhibit 8.1 of the Loan Agreement.  Exhibit 8.1 of the Loan Agreement is hereby modified and amended effective as of the date hereof by deleting the definition of “Debt Service Amount” in its entirety and substituting the following in lieu thereof:

“Debt Service Amount” means the actual interest and principal payments due on the Loan during the 12 month period ending on the applicable Determination Date; provided, during the first 12 months after the Closing Date, the Debt Service Amount will be calculated based on the interest and principal payments made to the applicable Determination Date, provided such payments will be annualized; and provided further, if at any time during the 12 month period ending on the applicable Determination Date, principal and/or interest payments are deferred, then with respect to such principal and/or interest deferral period, the Debt Service Amount will be the monthly payment of principal and interest that were scheduled to be paid based on a 25 year amortization schedule using the then-current interest rate.

6.            Deferred Interest Payments.  The Lender agrees to defer payments of accrued interest on the Loan that are due during the Forbearance Period (the “Deferred Interest”); provided that interest shall continue to accrue during the Forbearance Period at the rate set forth in the Term Note.  The interest that accrues during the Forbearance Period shall be paid-in-kind (which, for the avoidance of doubt, will result in the monthly compounding of interest) and shall be deemed added to the outstanding principal balance of the Loan with respect to which such interest has accrued on the applicable Payment Days during such Forbearance Period.  The Deferred Interest added to the outstanding principal balance of Loan during the Forbearance Period shall be due and payable in full on the Maturity Date. The Obligors hereby acknowledge that the Lender’s agreement regarding the Deferred Interest is in the nature of a conditional forbearance only, and that the Lender has not made any agreement or commitment to modify or extend the Loan Documents beyond the Forbearance Period, and that, upon the termination of the Forbearance Period, the Lender shall have the immediate right to exercise all remedies under the Loan Documents.

7.            Capital Expenditures Limitation.  Beginning on the Effective Date and continuing through the Forbearance Termination Date, the Borrower shall not make any payment with respect to capital expenditures relating to the Site, or enter into any binding agreement that would obligate any Borrower to make any such payment.

8.            Equity Distributions.  Beginning on the Effective Date and continuing through the Forbearance Termination Date, the Borrower shall not make any dividend or distribution for or on account of direct or indirect owners of equity interests in Borrower.

9.            Liquidity Requirement.

(a)          The Borrower hereby covenants and agrees that the Borrower shall at all times maintain a minimum amount of $225,000.00 in the hotel operating account.

(b)          The Borrower shall provide to Lender within ten (10) days after the end of each calendar month, copies of the Borrower’s hotel operating account statement evidencing the Borrower’s compliance with this Section.

10.          Temporary Suspension of Operations.  Provided that (a) Borrower first provides Lender with written evidence acceptable to Lender that Franchisor has permitted such temporary suspension of operations, and (b) such temporary suspension of operations does not otherwise violate any material agreement applicable to Borrower or the Site, then, during the Forbearance Period, the Borrower shall be allowed to temporarily suspend operations at the Site as the Permitted Concept. Borrower shall continue to (i) maintain the Site, including all buildings and other improvements associated with the Site, in good condition and repair, ordinary wear and tear excepted and safe and properly lighted, and (ii) set aside and maintain adequate reserves for repair, replacement and maintenance of the Site.

11.          Permitted Franchise Agreement Amendment.  Notwithstanding anything to the contrary set forth in the Loan Agreement, during the Forbearance Period, LF3 Southaven TRS, LLC may enter into an amendment to the Franchise Agreement to the extent that the sole effect of such amendment is to reduce or delay LF3 Southaven TRS, LLC’s payment obligations thereunder.

12.          Conditions to Effectiveness.  This Agreement shall not be effective until the following conditions precedent have been satisfied or waived:

(a)          Receipt by the Lender of counterparts of this Agreement executed by the Obligors and Lender, sufficient in number for distribution to the Lender and Borrower;

(b)          No Default (other than the Projected Events of Default) shall exist;

(c)          The representations and warranties set forth herein shall be true and correct in all material respects, except to the extent already limited by materiality, in which case such representations and warranties shall be true and correct in all respects; and

(d)          Borrower shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced prior to or on the Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender).

Upon the satisfaction or waiver by Lender, in its sole and absolute discretion, of the conditions set forth in this Section, this Agreement shall be effective as of the Effective Date.

13.          Ratification of Loan Documents and Indebtedness.  The Lender and the Obligors agree that the liens, assignments and security interests created by the Loan Documents shall continue and carry forward until all obligations under the Loan Documents are paid and performed in full.  The Obligors further agree that such liens, assignments and security interests are hereby ratified and affirmed as valid and subsisting against the property described in the Loan Documents and that this Agreement shall in no manner vitiate, affect or impair the Loan Documents (except as expressly modified in this Agreement) and that such liens, assignments, and security interests shall not in any manner be waived, released, altered or modified.  The Obligors acknowledge and agree that the Obligations include, and the Borrower owes to Lender, all of Lender’s reasonable expenses, costs and fees, including reasonable attorneys’ fees actually incurred in the enforcement of the Loan Documents and drafting and negotiation of this Agreement. The Obligors acknowledge and agree that as of the Effective Date, there are no offsets, defenses or claims against any part of the obligations under the Loan Documents.

14.          Representations and Warranties.  Borrower hereby certifies that, after giving effect to this Agreement:

(a)          other than as a result of the negative impacts relating to the COVID-19 pandemic, the representations and warranties contained in the Loan Agreement or in any other Loan Document are true and correct in all material respects on and as of the Effective Date (except to the extent already limited by materiality, in which case such representations and warranties are true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date;

(b)          this Agreement has been duly authorized, executed and delivered by the Obligors and constitutes a legal, valid and binding obligation of the Obligors, except as may be limited by general principles of equity or by the effect of the Bankruptcy Code; and

(c)          other than the Projected Events of Default, no Event of Default or Default exists.

15.          Scope of Agreement.  Any and all other provisions of the Loan Agreement and any other Loan Documents are hereby amended and modified wherever necessary and even though not specifically addressed herein, so as to conform to the amendments and modifications set forth in this Agreement.

16.          Limitation on Agreements.  The amendments set forth herein are limited in scope as described herein and shall not be deemed (a) to be a consent under, or waiver of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) to prejudice any right or rights which the Lender now has or may have in the future under, or in connection with the Loan Agreement, as amended by this Agreement, the other Loan Documents or any of the documents referred to herein or therein.

17.          Governing Law and Venue.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

18.          Headings.  Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

19.          Loan Document.  This Agreement is a Loan Document and is subject to all provisions of the Loan Agreement applicable to Loan Documents, all of which are incorporated in this Agreement by reference the same as if set forth in this Agreement verbatim.

20.          Enforceability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

21.          No Novation.  This Agreement is given as an amendment and modification of, and not as a payment of, the obligations of the Obligors under the Loan Agreement and the other Loan Documents and is not intended to constitute a novation of the Loan Agreement or any other Loan Document.  All of the indebtedness, liabilities and obligations owing by the Obligors under the Loan Agreement and the other Loan Documents shall continue.

22.          Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Obligors and Lender, and each of their respective successors, assigns and legal representatives; provided,  however, that the Obligors may not, without the prior consent of Lender,  assign any rights, powers, duties or obligations hereunder.  Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents subject to the terms and conditions provided in the Loan Agreement.

23.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument.  Facsimile or other electronic signatures hereto shall be effective as manually executed originals.

24.          Confidentiality.  The Obligors shall not disclose the terms and conditions of this Agreement without the express written consent of the Lender, which consent shall not unreasonably be withheld.  Notwithstanding the foregoing, the Obligors may disclose the terms and conditions of this Agreement to (i) their attorneys, advisors, and to any other Person as required by law or legal process, and (ii) Franchisor.  The Lender and its attorneys and advisors are permitted to disclose information regarding the Obligors, the Loan Documents, and the terms and conditions of this Agreement solely in accordance with the terms of Sections 8.21 and 8.22 of the Loan Agreement. Furthermore, the Obligors expressly acknowledge that the Lender and its attorneys and advisors are permitted to disclose and discuss the terms of this Agreement and the matters contained herein and all Credit Party Information with the Franchisor.

25.          Reaffirmation.

(a)          By execution of this Agreement, Guarantor hereby reaffirms all of the terms and provisions of its Guaranty and agrees that such Guaranty shall continue to be valid and enforceable with respect to the Loan Documents until all liabilities of Guarantor under such Guaranty have been indefeasibly paid in full.  Guarantor acknowledges that its Guaranty is Guarantor’s valid obligation, enforceable in accordance with its terms, without any counterclaim, defense or setoff.  Guarantor affirms that this Agreement shall in no manner affect the obligations of Guarantor under its Guaranty.

(b)          Except as expressly modified, waived or released herein, by execution of this Agreement, the Obligors hereby reaffirm all of the terms and provisions of the Loan Documents and agrees that such Loan Documents shall continue to be valid and enforceable until the Obligations are paid in full and all liabilities of the Obligors under the Loan Documents have been satisfied.  The Obligors acknowledge that the Loan Documents constitute the valid obligations of the Obligors, enforceable in accordance with their respective terms, without any counterclaim, defense or setoff.

26.          Waiver and Release.  The Obligors warrant and represent  to the Lender that the loans evidenced by the Loan Documents are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever and, as a material part of the consideration for the Lender entering into this Agreement,  each Obligor agrees as follows (the “Release Provision”):

(a)          EACH OBLIGOR HEREBY RELEASES AND FOREVER DISCHARGES THE LENDER AND EACH OF ITS PREDECESSORS, SUCCESSORS, ASSIGNS, OFFICERS, MANAGERS, DIRECTORS, MEMBERS, SHAREHOLDERS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARENT CORPORATIONS, SUBSIDIARIES, AND AFFILIATES (HEREINAFTER ALL OF THE ABOVE COLLECTIVELY REFERRED TO AS “RELEASED PARTIES”) JOINTLY AND SEVERALLY FROM ANY AND ALL CLAIMS, COUNTERCLAIMS, DEMANDS, DAMAGES, DEBTS, AGREEMENTS, COVENANTS, SUITS, CONTRACTS, OBLIGATIONS, LIABILITIES, ACCOUNTS, OFFSETS, RIGHTS, ACTIONS, AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER OCCURRING PRIOR TO THE DATE HEREOF, INCLUDING, WITHOUT LIMITATION, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION FOR CONTRIBUTION AND INDEMNITY, WHETHER ARISING AT LAW OR IN EQUITY, PRESENTLY POSSESSED, WHETHER KNOWN OR UNKNOWN, WHETHER LIABILITY BE DIRECT OR INDIRECT, LIQUIDATED OR UNLIQUIDATED, PRESENTLY ACCRUED, WHETHER ABSOLUTE OR CONTINGENT, FORESEEN OR UNFORESEEN, AND WHETHER OR NOT HERETOFORE ASSERTED (“CLAIMS”), WHICH BORROWER MAY HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PARTIES.

(b)          Each Obligor agrees not to sue any Released Parties or in any way assist any other Person in suing any Released Parties with respect to any Claim released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)          Each Obligor acknowledges, warrants, and represents to Released Parties that:

(i)           Each Obligor has read and understands the effect of the Release Provision.  Each Obligor has had the assistance of independent counsel of its own choice, or has had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for each Obligor has read and considered the Release Provision and advised each Obligor to execute the same.  Before execution of this Agreement,  each Obligor has had adequate opportunity to make whatever investigation or inquiry it may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)          Each Obligor is not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  Each Obligor acknowledges that the Released Parties have not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)         Each Obligor has executed this Agreement and the Release Provision thereof as its free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any Person.

(iv)         Each Obligor is the sole owner of the Claims released by the Release Provision, and each Obligor has not heretofore conveyed or assigned any interest in any such Claims to any other Person.

(d)          Each Obligor understands that the Release Provision was a material consideration in the agreement of the Lender to enter into this Agreement.

(e)          It is the express intent of the Borrower that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of the Released Parties so as to foreclose forever the assertion by each Obligor of any claims released hereby against Released Parties.

(f)           If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

27.          WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE OBLIGORS HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT HEREOF OR THEREOF.

THIS AGREEMENT, THE LOAN AGREEMENT AS AMENDED BY THIS AGREEMENT, AND THE OTHER LOAN DOCUMENTS AS AMENDED BY THIS AGREEMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Remainder of page intentionally left blank.  Signature pages follow.]

EXECUTED to be effective as of the date first above written.

BORROWER:

LF3 SOUTHAVEN, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III OP, LP, a Delaware limited partnership, its Sole Member

	By:	Lodging Fund REIT III, Inc., a Maryland corporation, its General Partner

	By:	/s/ Katie Cox
	Name:	Katie Cox
	Title:	Chief Financial Officer

LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company

By:	Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole Member

	By:	/s/ Katie Cox
	Name:	Katie Cox
	Title:	Chief Financial Officer

GUARANTOR:

/s/ Corey R. Maple
COREY R. MAPLE

[Signature Page to Forbearance Agreement]

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Maureen Malphus
Name:	Maureen Malphus
Title:	Vice President

[Signature Page to Forbearance Agreement]